Exhibit 10.02
MEREDITH N. LANDY (S.B. # 136489)
LORI E. ROMLEY (S.B. # 148447)
JOSHUA D. BAKER (S.B. # 214389)
SARA M. FOLCHI (S.B. # 228540)
O’Melveny & Myers LLP
2765 Sand Hill Road

Menlo Park, CA 94025 Telephone: (650) 473-2600 Facsimile: (650) 473-2601	ENDORSED FILED ALAMEDA COUNTY OCT - 1 2007
Attorneys for Defendants ROBERT L. BLAIR, JAMES B. BOYD, ANNIE M. H. CHAN, FRED S. L. CHAN, DAVID S. LEE, PETER T. MOK, DOMINIC NG, and	CLERK OF THE SUPERIOR COURT By E. Opelski-Erickson, Deputy
Nominal Defendant ESS TECHNOLOGY, INC.
DARIO DE GHETALDI (S.B. # 126782)
JERRY E. NASTARI (S.B. # 151756)
AMANDA L. RIDDLE (S.B. # 215221)
Corey, Luzaich, Pliska, De Ghetaldi &
Nastari LLP
700 El Camino Real
P.O. Box 669
Millbrae, California 94030-0669
Telephone: (650) 871-5666
Facsimile: (650) 871-4144
Plaintiffs’ Lead and Liaison Counsel,
Derivatively on Behalf of ESS TECHNOLOGY,
INC.
SUPERIOR COURT OF THE STATE OF CALIFORNIA
COUNTY OF ALAMEDA

Consolidated Derivative Proceeding	Case No. 2002-067527
Special Title

Haven v. Blair	JUDGMENT OF DISMISSAL

(“ESS CASES”)	Dated: October 1, 2007

The Honorable Bonnie L. Sabraw
THIS DOCUMENT RELATES TO:
ALL CASES

JUDGMENT OF DISMISSAL —2002-067527

     In the consolidated cases entitled Robert Haven, Derivately on Behalf of Nominal Defendant ESS Technology, Inc., v. Robert L. Blair, et al. Case No. 2002067527, James Shroff, Derivately on Behalf of Nominal Defendant ESS Technology, Inc., v. Robert L. Blair, et al, Case No. 2002068418, and David Chesnut, Derivately on Behalf of Nominal Defendant ESS Technology, Inc., v. Robert L. Blair, et al, Case No. 2002069064, the application of Plaintiffs Robert Haven, James Shroff and David Chesnut for approval of the Stipulation and Agreement of Settlement, a copy of which is attached hereto as Exhibit 1 (the “Stipulation”), came regularly on for hearing on October 1, 2007, at 3:00 p.m., before the Hon. Bonnie L. Sabraw to determine: (1) whether the terms and conditions of the Stipulation should be approved; (2) whether judgment should be entered dismissing this Action with prejudice; and (3) whether a release of the Released Claims, as set forth in the Stipulation, should be provided to the Released Parties.
     Having heard and considered the matter, including all papers filed in connection therewith and the oral presentations of counsel at said hearing, and good cause appearing:
         IT IS HEREBY ORDERED, ADJUDGED AND DECREED:
     1. The Stipulation, including the definitions contained therein, is incorporated by reference in this Final Judgment.
     2. This Court hereby approves the Settlement set forth in the Stipulation and finds that the Settlement is, in all respects, fair, reasonable, and adequate with respect to ESS and its Shareholders, is consistent and in compliance with all applicable requirements of California law, the California and United States Constitutions (including the due process clause), the California Code of Civil Procedure, the California Rules of Court, and any other applicable law, and is in the best interests of the Company and its Shareholders.
     3. ESS’s Counsel and Plaintiffs’ Counsel have adequately represented the interests of the Company and its Shareholders for purposes of this Action.
     4. The Settling Parties and their counsel are hereby directed to implement and consummate the Settlement according to its terms and provisions.
JUDGMENT OF DISMISSAL—2002-067527
/       /       /

     5. The Settlement is binding on the Settling Parties, as well as their past, present, and future parents, subsidiaries, predecessors, successors and assigns and affiliates and each of their respective past, present, and future officers, directors, employees, agents, representatives, attorneys, heirs, administrators, executors, insurers, predecessors, successors, and assigns, or any of them, including any person or entity controlled by or controlling or under the control of any of them. As to the Released Claims, this Judgment is intended to have res judicata and other preclusive effect in all pending and future lawsuits or other proceedings maintained by or on behalf of ESS.
     6. The Court finds that all parties to the Action and their counsel have complied with the requirements of the California Code of Civil Procedure as to all proceedings herein.
     7. The Court hereby dismisses the Action with prejudice and without costs, except as provided in the Stipulation.
     8. Upon the Settlement Effective Date, Plaintiffs and ESS shall be deemed to have, and by operation of the Final Judgment shall have, fully, finally, and forever released, relinquished, and discharged each and every one of the Released Parties from the Released Claims as detailed in Section V.3 of the Stipulation.
     9. Plaintiffs and ESS, and any of their respective representatives, trustees, successors, heirs and assigns, are permanently barred and enjoined from filing, commencing, prosecuting, intervening in, participating in (as a nominal defendant or otherwise) or receiving any benefits or other relief from, any other lawsuit, arbitration, or administrative, regulatory, or other proceeding or order against the Released Parties in any jurisdiction based on or relating to the Released Claims.
     10. Pursuant to California Corporations Code § 800, no notice of the Settlement to ESS’s shareholders is required.
     11. Upon the Settlement Effective Date, each of the Settling Parties shall be deemed to have, and by operation of the Final Judgment shall have, fully, finally, and forever released, relinquished, and discharged each other, and Plaintiffs’ Counsel from all claims relating to,
JUDGMENT OF DISMISSAL—2002-067527

     arising out of, or connected with the institution, prosecution, assertion, settlement, or resolution of the Action and/or the Released Claims.
     12. In the event that this Stipulation and Settlement is terminated by any of the parties in accordance with Section V.6.1 of the Stipulation, then this Final Judgment shall be null and void and shall have no force or effect, and no party to the Settlement shall be bound by any of its terms, except for the terms of Section V.6.4.
     13. The Court retains continuing jurisdiction over the implementation of this Judgment and all parties thereto for the purpose of enforcing and administering the terms of the Settlement. Such continuing jurisdiction shall not affect the finality of this Judgment as to matters not reserved.
DATED: OCT-1 2007

/s/ Bonnie Sabraw
Hon. Bonnie L. Sabraw
Judge of the Superior Court

JUDGMENT OF DISMISSAL—2002-067527

EXHIBIT 1

MEREDITH N. LANDY (S.B. # 136489)
LORI E. ROMLEY (S.B. # 148447)
JOSHUA D. BAKER (S.B. # 214389)
SARA M. FOLCHI (S.B. # 228540)
O’MELVENY & MYERS LLP
2765 Sand Hill Road
Menlo Park, CA 94025
Telephone:          (650) 473-2600
Facsimile:          (650) 473-2601
Attorneys for Defendants
ROBERT L. BLAIR, JAMES B. BOYD,
ANNIE M. H. CHAN, FRED S. L. CHAN, DAVID
S. LEE, PETER T. MOK, DOMINIC NG, and
Nominal Defendant ESS TECHNOLOGY, INC.
GEORGE R. COREY (S.B. # 34580)
DARIO DE GHETALDI (S.B. # 126782)
JERRY E. NASTARI (S.B. # 151756)
AMANDA L. RIDDLE (S.B. #215221)
COREY, LUZAIGH, PLISKA, DE GHETALDI &
NASTARI LLP
700 El Camino Real
P.O. Box 669
Millbrae, California 94030-0669
Telephone: (650) 871-5666
Facsimile: (650) 871-4144
Plaintiffs’ Lead and Liaison Counsel,
Derivatively on Behalf of ESS TECHNOLOGY,
INC.
SUPERIOR COURT OF THE STATE OF CALIFORNIA
COUNTY OF ALAMEDA

Consolidated Derivative Proceeding	Case No. 2002-067527
Special Title

ESS CASES	STIPULATION AND AGREEMENT OF SETTLEMENT

THIS DOCUMENT RELATES TO:
ALL CASES

STIPULATION AND AGREMENT OF SETTLEMENT—2002-067527

     Robert Haven, James Shroff and David Chesnut (who have sued derivatively on behalf of ESS Technology Inc.), Robert Blair, James B. Boyd, Annie M. H. Chan, Fred S. L. Chan, David S. Lee, Peter T. Mok, Dominic Ng, and ESS Technology, Inc., hereby enter into the following Stipulation and Agreement of Settlement, dated as of October 1, 2007, subject to the approval of the Court.
I. THE DERIVATIVE LITIGATION
     A. The Derivative Complaints
     On October 3, 2002, Robert Haven filed a derivative action in the Superior Court of the State of California for the County of Alameda on behalf of nominal defendant ESS Technology, Inc. (“ESS”), entitled Robert Haven, Derivately on Behalf of Nominal Defendant ESS Technology, Inc., v. Robert L. Blair, et al., Case No. 2002067527, alleging causes of action for (1) violations of Corporations Code §§ 25402 and 25502.5, (2) breach of fiduciary duty, (3) abuse of control and (4) unjust enrichment arising from ESS’s Board of Directors and certain executive officers’ sales of ESS stock between November 26, 2001, and March 11, 2002. Two (2) other similar derivative actions were later filed in this Court on behalf of ESS, against Defendants, entitled James Shroff, Derivately on Behalf of Nominal Defendant ESS Technology, Inc., v. Robert L. Blair, et al, Case No. 2002068418, and David Chesnut, Derivately on Behalf of Nominal Defendant ESS Technology, Inc., v. Robert L. Blair, et al, Case No. 2002069064. On or about January 22, 2003, this Court entered an Order consolidating the Haven, Shroff and Chesnut actions into Consolidated Derivative Proceeding Special Title ESS Cases, Case No. 2002067527.
     B. Procedural History
     On February 21, 2003, Plaintiffs filed the Consolidated Derivative Complaint, naming Blair, Boyd, Annie M. H. Chan, Fred S. L. Chan, Lee, Mok, and Ng as Defendants and ESS as Nominal Defendant. The Consolidated Derivative Complaint alleged causes of action for (1) violations of Corporations Code §§ 25402 and 25502.5, (2) breach of fiduciary duty, (3) abuse of control and (4) unjust enrichment against Defendants. This Court sustained Defendants’ demurrer to the Fourth Cause of Action for Unjust Enrichment, with leave to amend. Plaintiffs elected not to amend the Consolidated Derivative Complaint in light of Melchior v. New Line
STIPULATION AND AGREEMENT OF SETTLEMENT—2002-067527

Productions, Inc. (2003) 106 Cal.App.4th 779, 793.
     C. Mediation and Settlement
     Over the past 18 months, counsel for the Settling Parties have engaged in substantial arms-length negotiations in an effort to resolve the Action, including a lengthy meeting, and telephone conferences, wherein the terms of the Settlement were debated and negotiated.
II. ESS’S APPROVAL OF THE SETTLEMENT
     ESS believes it to be in the Company’s best interests for this Action to be settled and dismissed because this Settlement will (i) provide substantial benefits to ESS and its shareholders, and (ii) avoid the substantial expense, disruption, and risks posed by the Action.
III. PLAINTIFFS’ AGREEMENT TO THE SETTLEMENT
     Plaintiffs believe that the claims asserted in the Action have merit and that the evidence supports the claims asserted. However, Plaintiffs recognize the expense and length of continued proceedings necessary to prosecute the Action through trial and appeal. Plaintiffs have taken into account the uncertain outcome and the risk of any litigation, especially complex derivative actions such as this Action, as well as the difficulties and delay inherent in such litigation, particularly delays in possible appeals, even assuming Plaintiffs prevail at trial. Plaintiffs have also taken into account the possible defenses to the Released Claims and the substantial benefits inuring to ESS and its shareholders as a result of the provisions of this Settlement. In light of the foregoing, and based on their arms-length negotiations conducted by counsel for Plaintiffs and Defendants, Plaintiffs believe that terms of the settlement set forth in this Stipulation and Agreement of Settlement are fair, reasonable and adequate, and confer substantial benefits on ESS.
IV. DEFENDANTS’ AGREEMENT TO THE SETTLEMENT AND DENIALS OF WRONGDOING AND LIABILITY
Defendants have denied, and continue to deny, all allegations of wrongdoing or liability whatsoever with respect to the Released Claims, including any and all contested facts or claims alleged in the Action. Defendants have asserted and continue to assert that at all relevant times, they acted in good faith, and in a manner that was in fact, and that they reasonably believed to be,
STIPULATION AND AGREEMENT OF SETTLEMENT—2002-067527

in the best interests of ESS and its shareholders. Nonetheless, Defendants have concluded that it is desirable that the Action be fully and finally settled in the manner and upon the conditions set forth in this Stipulation as it will eliminate the burden (to them and the Company), expense, and uncertainties of further litigation and the concomitant distraction of resources and efforts from their business.
V. TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT
     NOW, THEREFORE, in consideration of the promises and agreements, covenants, representations, and warranties set forth herein, intending to be legally bound;
     IT IS HEREBY STIPULATED AND AGREED, by and between the Settling Parties, that this Action and all Released Claims are settled and compromised and that the Action shall be dismissed with prejudice, subject to approval of the Court, on the following terms and conditions:
     1. Definitions As used in this Stipulation, the following capitalized terms have the following meanings, unless a section or subsection of this Stipulation provides otherwise:
     1.1 “Action” means the lawsuits captioned Consolidated Derivative Proceeding Special Title ESS Cases, Alameda County Superior Court Case No. 2002067527.
     1.2 “Attorneys’ Fees and Expenses” and “Fee Award” means such funds as may be awarded to Plaintiffs’ Counsel to compensate them for their fees and expenses in connection with this Action.
     1.3 “Court” means the Superior Court of the State of California for the County of Alameda.
     1.4 “Defendants” means Robert Blair, James B. Boyd, Annie M. H. Chan, Fred S. L. Chan, David S. Lee, Peter T. Mok, Dominic Ng.
     1.5 “Defense Counsel” means the law firm of O’Melveny & Myers, LLP.
     1.6 “Escrow Account” means the escrow account to be set up by Defendants in relation to the Attorneys’ Fees and Expenses detailed in Section V.4.2.
     1.7 “ESS” or the “Company” means ESS Technology, Inc., and its past, present, and future parents, subsidiaries, predecessors, successors, agents, affiliates, and assigns.
STIPULATION AND AGREEMENT OF SETTLEMENT—2002-067527

     1.8 “Final Judgment” means that judgment to be entered by the Court, substantially in the form of Exhibit B hereto, as contemplated in Section V.5 below.
     1.9 “Plaintiffs ” means Robert Haven, James Shroff and David Chesnut.
     1.10 “Plaintiffs’ Counsel” means the law firms of: Corey, Luzaich, Pliska, de Ghetaldi & Nastari LLP, Robbins, Umeda & Fink, LLP, and Emerson Poynter, LLP.
     1.11 “Plaintiffs’ Lead and Liason Counsel” means the law firm Corey, Luzaich, Pliska, de Ghetaldi & Nastari LLP.
     1.12 “Release” means the release set forth in Section V.3.1 of this Stipulation.
     1.13 “Released Claims” means any and all claims, actions, causes of action, liabilities, losses, obligations, judgments, duties, costs, expenses, equitable, legal, and administrative relief, demands or rights, suits, matters, and issues of every kind and nature whatsoever, including, without limitation, claims for rescission, restitution, or damages of any kind, whether based on or arising under federal, state or local law, statute, ordinance, regulation, contract, common law, or any other source, that have been, might have been, could have been, or might hereafter be asserted, whether known or unknown (including without limitation unknown claims discussed in Section V.3.1.2 below), through the Settlement Effective Date, by or on behalf of Plaintiffs derivatively and/or ESS, and each of their heirs, executors, administrators, successors, and assigns against the Released Parties or any of them in this Action, or in any other court action or before any administrative body, tribunal, arbitration panel, or other adjudicatory body, arising out of or related, directly or indirectly, in any way to the allegations of the Complaint or any facts, occurrences, disclosures, statements, acts or omissions, failures to act by the Defendants, breach of fiduciary duties, abuse of control, unjust enrichment, self-dealing, misappropriation of information, or any stock transactions consummated by Defendants, during the time period of November 26, 2001, through September 12, 2002.
     1.14 “Released Parties” means the Defendants and each of their respective agents, attorneys, personal or legal representatives, accountants, auditors, advisors, predecessors, successors, spouses, partners, parents, heirs, assigns, executors, personal representatives, immediate family members, insurers, co-insurers and re-insurers, entities in which a Defendant
STIPULATION AND AGREEMENT OF SETTLEMENT—2002-067527

has a controlling interest, or trusts of which a Defendant is the settler or which is for the benefit of any Defendant’s family.
     1.15 “Settlement” or “Stipulation” means this Stipulation and Agreement of Settlement, dated as of October 1, 2007.
     1.16 “Settlement Effective Date” means the date upon which the Court enters an order approving the Settlement and enters judgment thereon.
     1.17 “Settlement Hearing” means the hearing scheduled for October 1, 2007 at which the parties will present this Stipulation for approval by the Court.
     1.18 “Settling Parties” means Robert Haven, James Shroff and David Chesnut (who have sued derivatively on behalf of ESS Technology Inc.), Robert Blair, James B. Boyd, Annie M. H. Chan, Fred S. L. Chan, David S. Lee, Peter T. Mok, Dominic Ng, and ESS Technology, Inc.
     1.19 “Shareholder” means any holder of ESS common stock during the time period September 13, 2002, through the date of the Settlement Hearing.
     2. Settlement Relief
     2.1 Blair, Boyd, Annie M. H. Chan, Fred S. L. Chan, Lee, Mok, Ng, and ESS acknowledge that the filing and prosecution of this Action were material factors in the adoption of the various modifications made to ESS’s policies listed in Exhibit A hereto which constitute substantial benefits to ESS.
     3. Release, Waiver, and Covenant Not to Sue
     3.1 Plaintiffs and ESS agree to the following release and waiver, which shall take effect as of the Settlement Effective Date:
          3.1.1 Plaintiffs, on behalf of themselves and ESS, and ESS hereby release and discharge each and every Released Claim, and shall not now or hereinafter institute, participate in, or maintain a proceeding involving a Released Claim, against the Released Parties, either directly or indirectly, derivatively, on their own behalf, or on behalf of any other person or entity;
STIPULATION AND AGREEMENT OF SETTLEMENT—2002-067527

          3.1.2 By expressly releasing and forever discharging all Released Claims against the Released Parties, Plaintiffs and ESS expressly waive any and all provisions, rights, and benefits conferred by § 1542 of the California Civil Code which provides:
A general release does not extend to claims which the creditor does not know or suspect exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.
For the purpose of implementing a full and complete release of the Released Claims, Plaintiffs and ESS also expressly waive all similar federal, state or foreign laws, rights, rules, or legal principals which may be applicable herein. Notwithstanding the provisions of Section 1542 and all similar federal, state or foreign laws, rights, rules, or legal principles which may be applicable herein, Plaintiffs and ESS understand and agree that this Release is intended to include all Released Claims, if any, which Plaintiffs and/or the Company may have whether or not Plaintiffs and/or the Company know or suspect those claims exist in their favor, and that this Release extinguishes all such claims. Plaintiffs and/or ESS may hereafter discover facts in addition to or different from those which they and/or the Company knows or believes to be true with respect to the subject matter of the Released Claims. Plaintiffs and ESS each expressly, and by operation of the Judgment shall have, fully, finally, and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, disclosed or undisclosed, contingent or non-contingent, liquidated or unliquidated, matured or unmatured, accrued or unaccrued, apparent or unapparent, whether or not concealed or hidden, which now exist, or heretofore have existed, or arise hereafter upon any theory of law or equity now existing or coming into existence in the future, without regard to the subsequent discovery or existence of such different or additional facts. Plaintiffs and ESS acknowledge that the waiver of unknown claims set forth herein was separately bargained for and a key element of the Settlement of which this Release is a part.
          3.1.3 Nothing in this Release shall preclude: (a) any action to enforce the terms of this Settlement; or (b) any motion to enforce the terms of this Settlement pursuant to California Code of Civil Procedure § 664.6.
STIPULATION AND AGREEMENT OF SETTLEMENT—2002-067527

     3.2 Upon the Settlement Effective Date, Defendants and ESS shall be deemed to have released, acquitted, and forever discharged Plaintiffs and Plaintiffs’ Counsel from any and all claims, known or unknown, they have or may have against Plaintiffs or Plaintiffs’ Counsel regarding, concerning, or in connection with the Action. In releasing such claims, Defendants and ESS also expressly waive any and all provisions, rights and benefits conferred by California Code of Civil Procedure § 1542 and all similar federal, state or foreign law rights, rules or legal principles which may be applicable herein.
     3.3 The Parties hereby agree and acknowledge that the provisions of Sections V.3.1 and V.3.2 constitute essential terms of the Stipulation.
     4. Attorneys’ Fees and Litigation Expenses
     4.1 Plaintiffs’ Lead and Liason Counsel agree to make, and Defendants and ESS agree not to oppose, an application for an award of Attorneys’ Fees and Expenses in this Action not to exceed a total of two hundred thousand dollars ($200,000.00).
     4.2 Defendants agree to pay into an interest-bearing escrow account, at a financial institution mutually agreed to by the Settling Parties, in the manner specified below and subject to Court approval, a sum not to exceed two hundred thousand dollars ($200,000.00), equal to the award of Attorneys’ Fees and Expenses, within ten (10) business days of the Court entering the Final Judgment and Order for the Fee Award.
     4.3 The actual amounts of Attorneys’ Fees and Expenses to be paid to Plaintiffs from the Escrow Account are subject to the approval of the Court and Plaintiffs shall only be entitled to receive from the Escrow Account the amounts finally approved by the Court.
     4.4 Interest on the Attorneys’ Fees and Expenses awarded to Plaintiffs shall accrue for the benefit of Plaintiffs’ Counsel, commencing upon the date the funds are deposited into the Escrow Account and continuing until the Settlement Effective Date, at which time all monies awarded to Plaintiffs’ Counsel by the Court, and any and all interest earned on said monies, shall be distributed from the Escrow Account to Plaintiffs’ Counsel.
     4.5 Plaintiffs’ Lead and Liason Counsel in consultation with Plaintiffs’ Executive Committee shall allocate the monies in the Escrow Account amongst Plaintiffs’ Counsel in a
STIPULATION AND AGREEMENT OF SETTLEMENT—2002-067527

     manner in which they in good faith believe reflects the contributions and costs and expenses of such counsel in the prosecution and settlement of the Action. Plaintiffs’ Counsel have agreed that they will seek permission from the Court to pay $4,000.00 to David Chestnut and $4,000.00 to Robert Haven and $4,000.000 to James Shroff from the monies in the Escrow Account to compensate them for losses on their investment in ESS while this action was pending.
     4.6 Neither the Company nor Defendants, nor any of their respective past, present, and future parents, subsidiaries, predecessors, successors, and assigns, nor any of their respective past, present, and future officers, directors, partners, principals, employees, agents, representatives, attorneys, heirs, administrators, executors, insurers, predecessors, successors, and assigns, or any of them, shall be liable for or obligated to pay any fees, expenses, costs or disbursements to, or incur any expense on behalf of, any person, either directly or indirectly, in connection with this Action, this Stipulation, or the proposed Settlement, other than as expressly provided for in this Settlement.
     5. Settlement Hearing and Final Judgment
     5.1 As soon as practicable after execution of this Stipulation, the Settling Parties shall submit this Stipulation to the Court for approval.
     5.2 As part of the Settlement Hearing and upon approval by the Court of the Settlement terms set forth in this Stipulation, the Settling Parties shall seek and obtain from the Court a Final Judgment, substantially in the form annexed as Exhibit B hereto, that shall, among other things:
          5.2.1 approve the Settlement as fair, reasonable, and adequate, consistent and in compliance with all applicable requirements of California law, the California and United States Constitutions (including the due process clause), the California Code of Civil Procedure, the California Rules of Court, and any other applicable law, and as being in the best interests of the Company and its shareholders;
          5.2.2 direct the Settling Parties and their counsel to implement and consummate this Settlement according to its terms and provisions; and declare this Settlement to be binding on—and, as to the Released Claims, to have res judicata and other preclusive effect in all pending
STIPULATION AND AGREEMENT OF SETTLEMENT—2002-067527

and future lawsuits or other proceedings maintained by or on behalf of— the Settling Parties, as well as their past, present, and future parents, subsidiaries, predecessors, successors and assigns and affiliates and each of their respective past, present, and future officers, directors, employees, agents, representatives, attorneys, heirs, administrators, executors, insurers, predecessors, successors, and assigns, or any of them, including any person or entity controlled by or controlling or under the control of any of them;
          5.2.3 find that ESS’s Counsel and Plaintiffs’ Counsel adequately represented the interests of ESS and its shareholders for purposes of this Action;
          5.2.4 dismiss the Action with prejudice, without fees or costs to any party except as provided in this Settlement;
          5.2.5 incorporate the Release set forth above in Section V.3, make the Release effective as of the date of the Final Judgment, and forever discharge the Released Parties from any claims or liabilities arising from or related to the matters covered by the Release;
          5.2.6 permanently bar and enjoin Plaintiffs and ESS, or any of their respective representatives, trustees, successors, heirs and assigns, from filing, commencing, prosecuting, intervening in, participating in (as a nominal defendant or otherwise) or receiving any benefits or other relief from, any other lawsuit, arbitration, or administrative, regulatory, or other proceeding or order against the Released Parties in any jurisdiction based on or relating to the Released Claims;
          5.2.7 find that, pursuant to California Corporations Code § 800, no notice of the Settlement to ESS’s shareholders is required; and
          5.2.8 without affecting the finality of the Final Judgment for purposes of appeal, retain jurisdiction as to all matters relating to the administration, consummation, enforcement, and interpretation of this Stipulation and the Final Judgment.
     6. Effect of Disapproval or Termination
     6.1 Subject to paragraph V.6.2, this Settlement will terminate at the sole option and discretion of Plaintiffs, the Company, or Defendants if (i) the Court, or any appellate court(s), rejects, modifies or denies any portion of the Stipulation or the proposed Settlement that the
STIPULATION AND AGREEMENT OF SETTLEMENT—2002-067527

terminating party in its (or their) sole judgment and discretion reasonably determine(s) is material, including, without limitation, the terms of relief, the findings of the Court, or the terms of the Release, or (ii) the Court, or any appellate court(s), does not enter or completely affirm, or alters or expands, any portion of the Final Judgment, that the terminating party in its (or their) sole judgment and discretion reasonably believe(s) to be material. The terminating party must exercise the option to withdraw from and terminate this Settlement, as provided in this subsection, no later than twenty (20) business days after receiving notice of the event giving rise to the grounds for termination.
     6.2 Disallowance by the Court of any Attorneys’ Fees and Expenses or interest that has accrued thereon requested by or awarded to Plaintiffs’ Counsel, any appeal from any order relating thereto, and any modification or reversal on appeal of any such order, shall not operate to terminate or cancel the Stipulation or affect its terms, including the releases, be deemed a material change to this Stipulation under Section V.6.1, or affect or delay the finality of the Final Judgment approving the Stipulation; provided, however, that Defendants, in their sole discretion, may elect to terminate this Settlement if the amount of Attorneys’ Fees and Expenses awarded, in the first instance or on appeal, exceeds the amount agreed upon by the Settling Parties as set forth in Section V.4.1 above.
     6.3 If an option to withdraw from and terminate this Settlement arises under Section V.6.1 of this Stipulation, neither Plaintiffs, Defendants, nor the Company will be required for any reason or under any circumstance to exercise that option.
     6.4 If this Settlement is terminated in accordance with its terms, then:
          6.4.1 this Stipulation shall be null and void and shall have no force or effect, and no party to this Settlement shall be bound by any of its terms, except for the terms of Section V.6.4, which shall remain in force and effect;
          6.4.2 this Stipulation, all of its provisions, and all negotiations, statements, and proceedings and orders relating to it shall be without prejudice to the rights of Plaintiffs, Defendants, and ESS, all of whom shall be restored to their respective positions existing immediately before the execution of this Stipulation, including the return of all sums paid in
STIPULATION AND AGREEMENT OF SETTLEMENT—2002-067527

connection with this Settlement, with interest calculated from the date the funds were initially deposited in escrow at the rate for Thirty (30) Day U.S. Treasury Notes prevailing as of the date of termination;
          6.4.3 Defendants and their current and former predecessors, successors, heirs, agents, assigns, officers, directors, employees, partners, principals, attorneys and representatives expressly and affirmatively reserve all defenses, arguments, and motions as to all claims that have been or might later be asserted in this Action;
          6.4.4 Plaintiffs and ESS and their current and former predecessors, successors, heirs, agents, assigns, officers, directors, employees, partners, principals, attorneys and representatives expressly and affirmatively reserve all arguments and motions as to all claims that have been or might later be asserted in this Action; and
          6.4.5 neither this Stipulation, nor the fact of its having been made, shall be admissible or entered into evidence for any purpose whatsoever.
     7. General Matters and Reservations
     7.1 The obligation, though not the ability, of the Settling Parties to conclude the proposed Settlement is and will be contingent on each of the following:
          7.1.1 occurrence of the Settlement Effective Date; and
          7.1.2 any other conditions stated in this Stipulation.
     7.2 Neither this Stipulation nor any of its terms (nor any agreement, negotiations, or order relating thereto), nor any payment or consideration provided for herein, is or shall be construed as an admission by Defendants or ESS of any fault, wrongdoing, or liability whatsoever, nor as an admission by any of the Plaintiffs of any lack of merit of their claims against Defendants. Neither this Stipulation nor any of its terms (nor any agreement, negotiations, or order relating thereto), nor any payment or consideration provided for herein, shall be deemed or offered or received in evidence in any judicial, administrative, regulatory, or other proceeding or utilized in any manner whatsoever, including as a presumption, a concession, or an admission of any fault, wrongdoing, or liability whatsoever on the part of Defendants or ESS;, provided, however, that nothing contained in this subsection shall prevent the Stipulation (or
STIPULATION AND AGREEMENT OF SETTLEMENT—2002-067527

any agreement or order relating thereto) from being used, offered, or received in evidence in any proceeding to approve, enforce, or otherwise effectuate the Settlement (or any agreement or order relating thereto) or the Final Judgment, or in any proceeding in which the reasonableness, fairness, or good faith of Defendants in participating in the Settlement (or any agreement or order relating thereto) is at issue, or to enforce or effectuate provisions of this Settlement as to the Settling Parties.
     7.3 Plaintiffs’ Counsel, Defendants’ Counsel, and ESS’s Counsel agree to act in good faith to ensure that any public comments about or descriptions of the proposed Settlement are balanced, fair, and accurate. None of the parties will issue any press releases regarding this Settlement. All parties are free, however, to respond to inquiries from the press. Notwithstanding any other provision of this paragraph, the Company shall be able to make, without notification to, or prior review or approval by, Plaintiffs’ Counsel or Defendants’ Counsel, any and all disclosures regarding the Settlement that the Company believes may be required or appropriate under applicable law or by the rules of the NASDAQ stock exchange, or as required in connection with a judicial or regulatory proceeding.
     7.4 By execution of this Stipulation, neither Defendants nor ESS releases any claim against any insurer for any cost or expense hereunder, including attorneys’ fees and costs.
     7.5 All counsel who execute this Stipulation represent and warrant that they have authority to do so on behalf of their respective clients.
     7.6 The Settling Parties acknowledge that their designated representatives have reviewed this Settlement and acknowledge that they are accepting the benefits of this Settlement after consulting with Counsel.
     7.7 ESS hereby represents and warrants to each other party hereto that the execution, delivery, and performance of this Settlement is within its power and authority, has been duly authorized by all necessary action, and does not and will not: (a) require any authorization which has not been obtained; or (b) contravene the charter documents of ESS, any applicable laws or other legal requirements, or any agreement or restriction binding on or affecting ESS or its
STIPULATION AND AGREEMENT OF SETTLEMENT—2002-067527

property. This Settlement, when executed by its designated representative and delivered, will constitute the legal, valid, and binding obligation of ESS.
     7.8 This Stipulation (including exhibits hereto, agreements referenced herein, and documents executed pursuant to the foregoing) contains the entire agreement among the Settling Parties with respect to the subject matter hereof and supersedes any prior written or oral agreements, representations, warranties, or statements. The Settling Parties agree that this Stipulation was drafted at arms’ length, and that no parol or other evidence may be offered to explain, construe, or clarify its terms, the intent of the parties or their counsel, or the circumstances under which the Settlement was made or executed; provided, that there shall be no presumption for or against any party that dratted all or any portion of this Stipulation.
     7.9 No representation, warranty, or inducement has been made to any party concerning this Stipulation other than the representations, warranties, and covenants contained herein.
     7.10 Plaintiffs and Plaintiffs’ Counsel expressly warrant that, in entering into this Stipulation, they relied solely upon their own knowledge and investigation, and not upon any promise, representation, warranty, or other statement by Defendants or ESS not expressly contained herein.
     7.11 Whenever this Stipulation and Settlement requires or contemplates that one party shall or may give notice to another, notice shall be provided by facsimile and/or next-day (excluding weekends and court holidays) express delivery service as follows:

1.	If to Defendants or ESS, then to:

Meredith N. Landy. Esq.
O’MELVENY & MYERS LLP
2765 Sand Hill Road
Menlo Park, CA 94025

2.	If to Plaintiffs, then to:

Dario de Ghetaldi, Esq.
Corey, Luziach, Pliska, De Ghetaldi, & Nastari LLP
700 El Camino Real, P.O. Box 669
Millbrae, CA 94030
     7.12 The failure of any Settling Party to enforce at any time any provision of this Stipulation shall not be construed to be a waiver of such provision, nor in any way to affect the
STIPULATION AND AGREEMENT OF SETTLEMENT—2002-067527

validity of this Stipulation or any part hereof or the right of any Settling Party thereafter to enforce each and every such provision. No waiver of any breach of this Stipulation shall be held to constitute a waiver of any other breach.
     7.13 The Settling Parties, their successors and assigns, and their attorneys agree to cooperate fully with one another in seeking Court approval of this Stipulation and to use their best efforts to effect the prompt consummation of this Stipulation and the proposed settlement. Without limitation of any other remedies available by law, the Settling Parties agree that any party to this Stipulation may compel specific performance of its terms.
     7.14 This Stipulation and the Settlement contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of California, including its choice of law principles.
     7.15 Nothing in this Stipulation, the Settlement contemplated thereby, or the negotiations or proceedings relating to the foregoing is intended to be or shall be deemed to constitute a waiver of any applicable privilege or immunity, including without limitation, the accountants’ privilege, the attorney-client privilege, the joint defense privilege, or work product immunity.
     7.16 This Stipulation may be executed in one or more counterparts, all of which shall be considered the same as if a single document shall have been executed, and shall become effective when such counterparts have been executed by all signatories and delivered to Plaintiffs’ Lead and Liason Counsel, Defendants’ Counsel and ESS’s Counsel. Execution by facsimile shall be fully and legally binding on any Settling Party so executing.
     7.17 This Stipulation and Settlement may not be modified except pursuant to a written instrument signed by all the parties hereto.
     7.18 All Released Parties who are not individually, or through counsel, signatories to this Stipulation are intended third-party beneficiaries entitled to enforce the terms of the Release set forth herein so long as they agree to be bound by the entirety of this Stipulation and Agreement of Settlement.
STIPULATION AND AGREEMENT OF SETTLEMENT—2002-067527

     7.19 The Settling Parties agree that the Court shall retain jurisdiction as to all matters relating to the administration, consummation, enforcement, and interpretation of this Stipulation and the Final Judgment.
Dated: October 1, 2007

/s/ Robert Haven
Robert Haven

Dated: October 1, 2007

/s/ James Shroff
James Shroff

Dated: October 1, 2007

/s/ David Chestnut
David Chestnut

STIPULATION AND AGREEMENT OF SETTLEMENT—2002-067527

Dated: October 1, 2007	COREY, LUZAICH, PLISKA,
DE GHETALDI & NASTARI LLP
Dario de Ghetaldi
George R. Corey
Jerry E. Nastari
Amanda L. Riddle

By:	/s/ Dario de Ghetaldi
Dario de Ghetaldi

Plaintiffs’ Lead and Liaison Counsel and
Counsel for Plaintiff Robert Haven

Dated: October 1,2007	EMERSON POYNTER LLP
John G. Emerson, Jr.

By:	/s/ John G. Emerson, Jr.
John G. Emerson, Jr.

Plaintiffs’ Executive Committee Member and
Counsel for Plaintiff David Chestnut

Dated: October 1, 2007	ROBBINS UMEDA & FINK, LLP Marc M. Umeda

By:
Marc M. Umeda

Plaintiffs’ Executive Committee Member and
Counsel for Plaintiff James Shroff
STIPULATION AND AGREEMENT OF SETTLEMENT—2002-067527

Dated: October 1, 2007	O’MELVENY & MYERS LLP
Meredith N. Landy
Lori E.Romley
Joshua D. Baker
Sara M.Folchi

By:	/s/ Meredith N. Landy
Meredith N. Landy

Counsel for Defendants Robert L. Blair, James
B. Boyd, Annie M. H. Chan, Fred S. L. Chan,
David S. Lee, Peter T. Mok, Dominic Ng, and
Nominal Defendant ESS Technology, Inc.
Dated: October 1, 2007

/s/ James B. Boyd
James B. Boyd

Dated: October 1, 2007

/s/ Annie M. H. Chan
Annie M. H. Chan

Dated: October 1, 2007

/s/ Fred S. L. Chan
Fred S. L. Chan

Dated: October 1, 2007

/s/ David S. Lee
David S. Lee

Dated: October 1, 2007

/s/ Peter T. Mok
Peter T. Mok

STIPULATION AND AGREEMENT OF SETTLEMENT—2002-067527

Dated: October 1, 2007

/s/ Dominic Ng
Dominic Ng

Dated: October 1, 2007

ESS TECHONOLOGY, INC.
By:	/s/ Robert Blair
Robert Blair

STIPULATION AND AGREEMENT OF SETTLEMENT 2002-067527

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